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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 UTI Corporation
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             (Exact name of registrant as specified in its charter)



            Maryland                                              91-2090934
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(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


              200 West 7th Avenue, Collegeville, PA      19426-2470
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              (Address of principal executive offices)   (Zip Code)

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
If this form relates to the registration             If this form relates to the registration
of a class of securities pursuant to                 of a class of securities pursuant to
Section 12(b) of the Exchange Act and is             Section 12(g) of the Exchange Act and is
effective pursuant to General Instruction            effective pursuant to General Instruction
A.(c), please check the following box.  [ ]          A.(d), please check the following box.  [X]
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Securities Act registration statement file number to which this form relates: 333-52802

        Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                       Name of each exchange on which
  to be so registered                       each class is to be registered
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         NONE


        Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
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                                (Title of class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the common stock, par value $.01 per share, (the "Common Stock") of the Registrant registered hereby is incorporated by reference to the description of the Registrant's Common Stock set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-52802) as initially filed with the Securities and Exchange Commission on December 27, 2000 and subsequently amended (the "Registration Statement") and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement.

ITEM 2. EXHIBITS.

         The following exhibits are incorporated herein by reference:

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   3.1       Articles of Incorporation of UTI Corporation (currently in effect)*

   3.1.1     Form of Articles of Amendment and Restatement of UTI Corporation (to be filed with the Maryland State Department of Assessments and Taxation upon the closing of
             Registrant's initial public offering)*

   3.2       Bylaws of UTI Corporation*

   4.1       Specimen certificate representing the Common Stock*

  10.1       Second Amended and Restated Registration Rights Agreement dated May 31, 2000*

  10.34      Anti-Dilution Agreement among Registrant and DLJ Investment Partners II, L.P., DLJ
             Investment Funding II, Inc., DLJ ESC II L.P., DLJ Investment Partners, L.P. and
             Reliastar Financial Corp.*
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     *Filed as an exhibit to Registrant's Registration Statement (as defined above) and incorporated herein by reference thereto.



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      UTI CORPORATION



Date:  February 28, 2001              By: /s/ Andrew D. Freed
                                         -----------------------------------
                                         Andrew D. Freed
                                         Chief Executive Officer


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                                  EXHIBIT INDEX

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  Exhibit
  Number                                  Description
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
   3.1       Articles of Incorporation of UTI Corporation (currently in effect)*

   3.1.1     Form of Articles of Amendment and Restatement of UTI Corporation (to be filed with the Maryland State Department of Assessments and Taxation upon the closing of
             Registrant's initial public offering)*

   3.2       Bylaws of UTI Corporation*

   4.1       Specimen certificate representing the Common Stock*

  10.1       Second Amended and Restated Registration Rights Agreement dated May 31, 2000*

  10.34      Anti-Dilution Agreement among Registrant and DLJ Investment Partners II, L.P., DLJ
             Investment Funding II, Inc., DLJ ESC II L.P., DLJ Investment Partners, L.P. and
             Reliastar Financial Corp.*
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     *Filed as an exhibit to Registrant's Registration Statement (as defined above) and incorporated herein by reference thereto.



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